EXHIBIT 10.1

GRUBB & ELLIS COMPANY

1551 N. Tustin Ave., Suite 300,

Santa Ana, CA 92705

January 16, 2012

BGC Partners, L.P.

499 Park Avenue

New York, New York, 10022

Attn: Michael Lehrman

Re: Exclusivity Agreement

Ladies and Gentlemen:

The undersigned (together with its affiliates, the “Interested Party”) has advised Grubb & Ellis Company (the “Company”), that it is potentially willing to pursue a financing transaction whereby the Interested Party would extend to the Company and/or one or more of its direct and indirect subsidiaries, a term loan for the purpose of, among other things, refinancing the Company’s existing senior indebtedness and providing additional working capital. In consideration of the due diligence investigation of the Company that the Interested Party and its affiliates intend to undertake, the Company hereby agrees that it shall, and that it shall cause its subsidiaries and its and its subsidiaries’ officers, directors, employees, agents, affiliates and representatives (including, without limitation, any investment banking, legal or accounting firm or other advisor and any individual member or employee of the foregoing) (collectively, the “Representatives”), during the “Exclusivity Period” (as hereinafter defined), to work exclusively with the Interested Party and its representatives with respect to a potential debt financing transaction and/or an alternative equity financing transaction, acquisition, recapitalization, asset sale or other strategic transaction (a “Transaction”) and not to, directly or indirectly, continue, solicit or initiate or enter into any discussions, negotiations or transactions with, reply to or encourage, or provide any information, written or verbal to, any individual, corporation, partnership or other entity or group (other than the Interested Party and its representatives) concerning any financing arrangement or the acquisition of the Company or any of its subsidiaries or any equity interest therein or all or any substantial portion of any of their assets, whether through direct purchase, merger, consolidation or other business combination or similar transaction involving the Company or any of its subsidiaries or any of their respective assets (singly or collectively, a “Competing Transaction”). The Company represents that neither it nor any of its affiliates nor, to the best of its knowledge, any of its officers or directors is party to or bound by any agreement with respect to any Competing Transaction.

For purposes of this letter agreement, the term “Exclusivity Period” means the period commencing on January 16, 2012 and ending at 5:00 p.m. Eastern Time on January 31, 2012.

Grubb & Ellis Company

January 16, 2012

During the Exclusivity Period, the Company and its affiliates shall cooperate with the Interested Party and its representatives in facilitating discussions with any Representatives, creditors and preferred stockholders of the Company to the extent such communications are deemed reasonable by the Company and in furtherance of a Transaction.

The Company acknowledges that any breach or violation of the no-shop provisions of this letter agreement cannot be sufficiently remedied by money damages alone and, accordingly, the Interested Party will be entitled, in addition to damages and any other remedies provided by law, to specific performance, injunctive and other equitable relief respecting any such violation. In addition, in the event of any violation of such provisions of this letter agreement, the Company shall reimburse the Interested Party for all costs and expenses, including attorneys’ fees and disbursements, incurred in order to enforce such provisions or exercise any remedies for a violation thereof.

It is agreed that any communications and information obtained by the Interested Party pursuant to this letter agreement or in connection with the pursuit or diligence of a possible Transaction shall be bound by the terms of the Confidentiality Agreement, dated as of July 5, 2011 and as amended today, January 16, 2012 (the “Confidentiality Agreement”), between the Company and the Interested Party and, accordingly, (i) the restrictions contained in the Confidentiality Agreement concerning “Confidential Information” (as defined therein) are hereby incorporated by reference into this letter agreement as if fully set forth herein, (ii) for the avoidance of doubt, the term “Confidential Information” as used therein shall also be deemed to include all communications, information and materials obtained from the Company or its Representatives, creditors and preferred stockholders pursuant to this letter agreement or in connection with the Interested Party’s pursuit or diligence of a possible Transaction except to the extent such communications, information and materials would be excluded from the purview of Confidential Information pursuant to the terms of the Confidentiality Agreement and (iii) a breach by the Interested Party of the terms of the Confidentiality Agreement that are incorporated by reference into this letter agreement shall be deemed a breach by the Interested Party of this letter agreement.

This letter agreement, when executed by the Interested Party, shall constitute a binding obligation of each of the undersigned with respect to the matters set forth herein and shall inure to the benefit of the parties and their respective successors and assigns, provided, that, this letter agreement shall not constitute a binding obligation on any party to enter into or otherwise consummate a Transaction. This letter agreement may be amended only with the written approval of all parties hereto. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to such State’s conflict of laws provisions. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Federal and State courts located in the State of New York, County of New York and waives the right to a jury trial. This letter agreement may be signed in original, facsimile or electronic counterparts, all of which will constitute the same agreement.

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Please indicate your agreement with the terms of this letter agreement by countersigning a copy hereof and returning such counterpart to the attention of the Company.

Very truly yours,

GRUBB & ELLIS COMPANY

By:	/s/ Thomas D’Arcy
Name: Thomas D’Arcy
Title: President and CEO

ACCEPTED AND AGREED AS OF THIS 16th DAY OF JANUARY 2012:

BGC PARTNERS, L.P.

By:	/s/Michael Lehrman
Name: Michael Lehrman
Title:

Signature Page to Exclusivity Agreement between Grubb & Ellis Company and BGC Partners, L.P.